EXHIBIT 10.9
                             ARTICLES OF ASSOCIATION

                                       FOR

                                IVAX NYCOMED B AS

                                    Section 1
                                      NAME

The name of the company is IVAX NYCOMED B AS.

                                    Section 2
                                     OBJECT

The object of the company is limited to owning the shares in IVAX Nycomed Corporation, a Florida corporation, received from Hafslund Nycomed AS pursuant to a Demerger Plan dated ________, 1995 between Hafslund Nycomed AS and IVAX Nycomed B AS or any other consideration into which such shares may be converted, and to exercise its rights and perform its obligations under the Agreement dated _________, 1995 between IVAX Nycomed B AS and IVAX Nycomed Corporation.

                                    Section 3
                                REGISTERED OFFICE

The registered office of the company is in the district county of Oslo.

                                    Section 4
                                  SHARE CAPITAL

The company share capital is NOK [ ] divided into [100.535.120] shares each NOK [ ].

The company shares shall be registered with the Norwegian Registry of Securities ("Verdipapirsentralen").

The shares in the company may freely be assigned and acquired.

                                    Section 5
                  THE BOARD OF DIRECTORS AND MANAGING DIRECTOR

The company's board of directors consists of five directors. Four of the directors shall be appointed by the general meeting. IVAX Nycomed Corporation shall have the right to appoint one of the directors. The chairman is elected by and among the board members.


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                                        2

The members of the board of directors are elected for a two year period.

The board of directors forms a quorum when more than half the members of the board of directors are present. Board resolutions are adopted by a majority of the attending members of the board of directors provided they make up more than one-third of all the members of the board of directors. In the event of a tie, the chairman or presiding member of the board of directors has the casting vote.

Board meetings are held as convened by the chairman or whenever a director or the managing director so requests.

The managing director is the chief executive officer of the company.

                                    Section 6
                                    SIGNATURE

Power of signature for the company is exercised jointly by two directors.

                                    Section 7
                                GENERAL MEETINGS

The general meeting is formed by the shareholders who are present either in person or by lawful proxy.

Shareholders who intend to participate in a general meeting shall report to the company by the date stated in the notice. This date shall be at least two days before the date of the general meeting. If a shareholder has failed to report in due time, he may be denied admission.

                                    Section 8

In the general meeting the shareholders exercise the highest authority in the company.

At general meetings, each share carries one vote.

The shareholders that are recorded in the company share register at the Norwegian Registry of Securities ("Verdipapirsentralen") as share holders, are entitled to vote at general meetings. Shares that are transferred to a new owner do not carry voting rights until two days after the assignment is registered in the Norwegian Registry of Securities ("Verdipapirsentralen").


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                                        3

                                    Section 9

General meeting resolutions are adopted pursuant to the majority requirements as set out in the Norwegian Joint Stock Companies Act. A majority of 9/10 of the votes cast and the share capital present at the general meeting is however required in the following situations:

1.       changes of Article 2 and the first paragraph of Article 5.

2.       decision to liquidate the company.

3. all other resolutions which, pursuant to the Joint Stock Companies Act as amended from time to time, requires a "special majority" ("kvalifisert flertall").

                                   Section 10

General meetings are convened by the chairman of the board of directors and such general meeting shall be held at least one working day prior to each general meeting of IVAX Nycomed Corporation. The notice and the agenda shall be published at least 14 days in advance in the Oslo newspapers Aftenposten, Arbeiderbladet and Dagens Naeringsliv.

General meetings are held in Oslo.

General meetings are conducted by the managing director, or in his absence, by the chairman of the board of directors.

                                   Section 11

Ordinary general meetings are held before July 15 each year. The ordinary general meeting shall:

1. adopt the income statement and balance sheet and hereunder decide how to employ the year's profit or cover the loss.

2. deal with such matters as are on the agenda for any subsequent general meeting of IVAX Nycomed Corporation.

Questions which a shareholder wants to have dealt with by the ordinary general meeting must be reported in writing to the board at least one month before the date of the general meeting.

The annual financial statement and auditor's report shall be made available to the shareholders in the company's office at least one week before the date of the general meeting. The documents shall, at the same time, be circulated to all the shareholders whose address is known.


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                                 SHARE REGISTER

                                       OF

                                 IVAX NYCOMED AS

After the constitutional general meeting the [ ] 1995 the shares of the company are distributed as follows:

No.

     1 - [100.535.120] belonging to Hafslund Nycomed AS, Slemdalsveien 37, Oslo.

                                 Oslo, [ ] 1995

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Chairman of the board of directors                                  Board Member